EXHIBIT (J)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Counsel and Independent Auditor" and to the use of our report dated December 10, 1999 on Dreyfus Core Bond Fund, Dreyfus Equity Income Fund, Dreyfus High Yield Securities Fund, Dreyfus Premier High Yield Debt Plus Equity Fund, Dreyfus Premier Real Estate Mortgage Fund and Dreyfus Short Term High Yield Fund, which are incorporated by reference, in this Registration Statement (Form N-1A No. 33-7172) of Dreyfus Debt and Equity Funds.

                               ERNST & YOUNG LLP

New York, New York
February 24, 2000